UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1 Oak Park Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-271-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Employment Agreement with New Executive Officer

In connection with the appointment of Ali Haghighi-Mood as President and Chief Executive Officer of Cambridge Heart, Inc. (the “Company”), the Company entered into an employment agreement with Mr. Haghighi-Mood dated December 14, 2007 (the “Employment Agreement”). The material terms of the Employment Agreement are described below.

Salary and Bonus.

Mr. Haghighi-Mood will be paid an annual base salary of $275,000 per year. Mr. Haghighi-Mood will have the opportunity to earn an annual performance bonus based upon the achievement by the Company of performance goals to be agreed upon by Mr. Haghighi-Mood and the Board of Directors or a compensation committee of the Board.

In connection with his service to the Company during 2007 as Chief Operating Officer and Chief Technology Officer, the Board has determined that Mr. Haghighi-Mood is eligible to receive a bonus for the fiscal year ending December 31, 2007 equal to the sum of (i) $36,000 and (ii) a performance bonus amount of up to $25,000 earned based upon the sales revenue of the Company for the three-month period ended December 31, 2007.

For the fiscal year ending December 31, 2008, Mr. Haghighi-Mood is eligible to receive a performance bonus based upon the sales revenue of the Company for the year ending December 31, 2008 and the achievement by the Company of the other performance goals. The portion of the 2008 performance bonus based upon the sales revenue of the Company will be equal to the sum of (i) $20,000 upon the achievement by the Company of a threshold sales revenue amount in 2008 and (ii) 1.00% of sales revenue in 2008 above the threshold sales revenue amount. The remaining portion of the 2008 performance bonus in the amount of up to $70,000 will be based upon the achievement of performance goals established by the Board in consultation with Mr. Haghighi-Mood related to:

•

the development of the Company’s technology, including the advancements in the Company’s patent portfolio and in-licensed technology and other advancements in the Company’s Microvolt T-Wave Alternans technology;

•

the Company’s management, including, without limitation, the successful development and/or recruitment of various management talents and capabilities needed by the Company as mutually identified from time to time by the Board of Directors and Mr. Haghighi-Mood on a timetable to be mutually agreed upon;

•	the Company’s operations, research and development activities and regulatory matters; and

•	the Company’s securing reimbursement from additional private insurers on the timetable to be mutually agreed upon.

Stock Options.

On December 11, 2007, the Board of Directors awarded to Mr. Haghighi-Mood the following stock options (the “Options”), subject to execution of the Employment Agreement by the Company and Mr. Haghighi-Mood: (a) a stock option to purchase 900,000 shares of common stock of the Company, which was granted under and subject to the terms and conditions of the Company’s 2001 Stock Incentive Plan (the “2001 Plan”) and (b) a stock option to purchase 450,000 shares of common stock of the Company, which was granted as a stand-alone award outside of the Company’s equity incentive plans but is nevertheless governed by the terms and conditions of the 2001 Plan as though it was granted under the 2001 Plan. The exercise price of the Options was the closing price per share of the Company’s common stock on December 11, 2007 (the “Grant Date”). The Options become exercisable in three equal annual installments beginning on the first anniversary of the Grant Date. The Options become exercisable in full in the event of a Change in Control (as defined in the Severance Agreement dated September 17, 2003 between the Company and Mr. Haghighi-Mood, as amended by letter agreement dated December 14, 2006 (the “Severance Agreement”)). The Options will expire on the tenth anniversary of the Grant Date.

Separation and Change in Control Benefits.

In the event that Mr. Haghighi-Mood’s employment is terminated by the Company without Cause (as defined in the Severance Agreement) or by Mr. Haghighi-Mood following the occurrence of Changed Circumstances (as defined in the Employment Agreement), Mr. Haghighi-Mood is entitled to receive his salary and continued health insurance benefits for 12 months after termination at the rate in effect on the termination date and all unvested stock options that he holds as of the termination date that would have vested during the twelve-month period following the termination will become immediately exercisable.

In the event that a Change in Control occurs, Mr. Haghighi-Mood is entitled to the following benefits: (i) all stock options previously granted to him that are currently outstanding will immediately become exercisable in full (except with respect to any portion of such stock options that have been exercised, forfeited or terminated prior to the date of the Change in Control) and (ii) in the event that Mr. Haghighi-Mood’s employment with the Company or the successor/acquiror of the Company is terminated without Cause or by Mr. Haghighi-Mood for Good Reason (as defined in the Severance Agreement), in each case within 12 months after a Change in Control Date (as defined in the Severance Agreement), Mr. Haghighi-Mood is entitled to receive his salary and health insurance benefits for 12 months after termination at the rate in effect on the termination date.

The Company intends to file the Employment Agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2007.

Amended Voting Agreement

On December 14, 2007, the Company entered into an Amended and Restated Voting Agreement (the “Amended Voting Agreement”) with Robert P. Khederian, Chairman of the Board of Directors. The Amended Voting Agreement was executed by the parties in connection with the election of Ali Haghighi-Mood, the Company’s new President and Chief Executive Officer, to the Board of Directors.

The Certificate of Designations of the Preferred Stock of Cambridge Heart, Inc. to be Designated Series A Convertible Preferred Stock (the “Series A Certificate of Designations”) provides that the holders of Series A Convertible Preferred Stock (the “Series A Stock”), voting as a separate class, are entitled to elect up to four members of the Board and that at such time the total number of directors may not exceed nine. There are currently no shares of Series A Stock outstanding. There are, however, warrants to purchase an aggregate of 115,383 shares of Series A Stock (“Series A Warrants”) currently outstanding. Mr. Khederian is the holder of record of 78,054 Series A Warrants, representing approximately 66.7% of the outstanding Series A Warrants.

Under the Amended Voting Agreement, Mr. Khederian agreed to hold and not transfer or otherwise dispose of any of the Series A Warrants registered in his name or any shares of Series A Stock that he may acquire upon exercise of his Series A Warrants if, as a result of such transfer or disposition, he will not hold a majority of the Series A Stock (assuming the exercise of all outstanding Series A Warrants). Mr. Khederian also agreed that upon the request of the Board he would exercise that number of Series A Warrants so that he holds at least a majority of the shares of Series A Stock then outstanding and entitled to vote. Mr. Khederian further agreed to vote all of his shares of Series A Stock so as to elect up to three individuals that are nominated or recommended for election as Series A Stock directors by a majority of the Board, provided that, in the case of each such director, the Board has determined that such individual qualifies as an independent director under the Nasdaq Marketplace Rules then in effect or such director is serving at the time of the election as the Chief Executive Officer of the Company.

The Amended Voting Agreement will terminate on the earliest of the following dates: (i) the date as of which there are no shares of Series A Stock or Series A Warrants outstanding; (ii) the date as of which the Certificate of Incorporation (including the Series A Certificate of Designations) has been amended so that holders of Series A Stock are no longer entitled, voting as a separate class, to elect any members of the Board; and (iii) the date as of which the Company and Mr. Khederian agree to terminate the Amended Voting Agreement with the approval of a majority of the Board.

The Company intends to file the Amended Voting Agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2007.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of an Executive Officer

On December 11, 2007, Robert P. Khederian resigned from his position as interim President and Chief Executive Officer of the Company. Mr. Khederian has served as the Company’s interim President and Chief Executive Officer since December 15, 2006. Mr. Khederian will continue to serve as the Chairman of the Company’s Board of Directors.

Appointment of an Executive Officer and a Director

On December 11, 2007, the Board appointed Mr. Haghighi-Mood as the President and Chief Executive Officer of the Company, effective upon the execution of the Employment Agreement by the Company and Mr. Haghighi-Mood. On December 11, 2007, the Board voted to expand the number of directors of the Company from seven directors to eight directors and to elect Mr. Haghighi-Mood as a Class I director to serve until the annual meeting of the stockholders of the Company to be held in 2009 and until his successor is duly elected and qualified, effective upon the execution of the Employment Agreement by the Company and Mr. Haghighi-Mood and the execution of the Amended Voting Agreement by the Company and Mr. Khederian.

Mr. Haghighi-Mood, age 47, previously served as the Company’s Executive Vice President, Chief Operating Officer and Chief Technology Officer since December 2006. From July 2003 to December 2006, Mr. Haghighi-Mood served as the Company’s Vice President, Operations, Research and Development. From January 2002 to July 2003, he served as the Company’s Director of Research and has worked in the Company’s research and development department since January 1997.

Mr. Haghighi-Mood is the holder of several patents covering the Company’s Microvolt T-Wave Alternans technology including its proprietary Analytic Spectral Method for the measurement of T-wave Alternans.

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Haghighi-Mood and the Company entered into the Employment Agreement described in Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: December 19, 2007	By:	/s/ Vincenzo LiCausi
Chief Financial Officer